Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr. Wood Dale, IL 60191 www.psiengines.com

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS

THIRD QUARTER 2013 RESULTS

Net Sales Up 25% Year over Year, 9% Sequentially

Adjusted Net Income of $2,624,000 or $0.24 per Diluted Common Share, Which Excludes

Warrant Revaluation Impacted by Rising Stock Price

Net Loss of $9,981,000 or $0.97 per Diluted Common Share

Wood Dale, IL – November 11, 2013—Power Solutions International, Inc. (NASDAQ: PSIX), a leader in the design, engineering and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the quarter ended September 30, 2013.

Third Quarter 2013 Results

Net sales for the third quarter of 2013 were $64,628,000, an increase of 25% from $51,703,000 in the third quarter of 2012, and a 9% sequential increase from $59,138,000 for the second quarter of 2013. Contributing to the sales increase was continued strong growth in the Company’s heavy-duty power generation systems and in aftermarket sales.

Operating income was $4,122,000, an increase of 43% from $2,873,000 in the third quarter of 2012, and a sequential increase of 7% from $3,840,000 in the second quarter of 2013. Operating margin of 6.4% in the current quarter increased from 5.6% in the comparable prior year period and compares to 6.5% in the second quarter of 2013.

Other expense for the third quarter included a non-cash charge of $12,605,000, or $1.21 per diluted common share, resulting from an increase in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The increase in the estimated fair value of this warrant liability was directly related to the increase in the Company’s stock price in the third quarter.

The net loss for the third quarter of 2013, which included the warrant revaluation adjustment, was $9,981,000, or $0.97 per diluted common share. This compares to net income of $1,846,000 or $0.20 per diluted common share for the third quarter of 2012, which also included a warrant revaluation adjustment.

Net income for the third quarter of 2013, adjusted to remove the warrant revaluation impact was $2,624,000, or $0.24 per diluted common share. This compares to adjusted net income for the third quarter of 2012 of $1,829,000 or $0.20 per diluted common share. Adjusted net income for the third quarter of 2012 included an adjustment to remove costs of $303,000 ($182,000 after tax or $0.02 per diluted common share) incurred in connection with the relocation of the Company’s production, warehousing and administrative offices into new facilities.

Summary of Diluted EPS Attributable to Common Stockholders

“Adjusted” removes the impact of warrant revaluation, loss on debt extinguishment (Q2 2013, only) and facility consolidation costs(Q3 2012, only)

	Q3 2013	Q2 2013	Q3 2012	Seq. Growth	Y/Y Growth
EPS	$(0.97)	$(0.23)	$0.20	—	—
Adjusted EPS	$0.24	$0.23	$0.20	4%	20%
Diluted shares	10,266,176	9,243,773	9,068,024	—	—
Adjusted diluted shares	10,770,687	9,663,732	9,068,024	—	—

“Our strong performance continued in the third quarter with sales increasing 25% from last year and 9% from the second quarter,” stated Gary Winemaster, Chairman and Chief Executive Officer of Power Solutions International, Inc. “Gross margins also expanded to 19.1% this quarter. We continue to benefit from strong momentum in oil and gas applications, where our heavy-duty power systems can use wellhead gas. This results in a rapid payback for the customer, using a cleaner-burning fuel. Sales of these systems almost doubled in the third quarter from last year. We are in the early stages of an exciting new market opportunity.”

Mr. Winemaster continued, “As the leader in alternative power solutions for the industrial market, we believe we are uniquely qualified to capitalize on the new energy environment. We have the right products, and along with the addition of new markets like China and our on-road opportunities, believe we are well positioned for strong growth in the years ahead.”

Third Quarter Earnings Results Conference Call

The Company will discuss its financial results and outlook in a conference call on November 11, 2013 at 4:30 p.m. EST/3:30 p.m. CST. The call will be hosted by Gary Winemaster, Chief Executive Officer, Eric Cohen, Chief Operating Officer, and Daniel Gorey, Chief Financial Officer. Investors in the U.S. interested in participating in the live call should dial +1 (800) 946-0744 and reference passcode 3188127. Those calling from outside the U.S. should dial +1 (719) 325-2339 and reference passcode 3188127. A telephone replay will be available approximately two hours after the call concludes through November 24, 2013 by dialing +1 (877) 870-5176 from the U.S. or +1 (858) 384-5517 from international locations, with passcode 3188127. A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at www.psiengines.com. The webcast will be archived on the website for one year.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The company’s unique in-house design, prototyping, engineering and testing capacities allows PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, diesel and gasoline.

PSI develops and delivers complete .97 to 22 liter power systems, including the new 8.8 liter engine aimed at the industrial and on-road markets, including: medium duty fleets, delivery trucks, school buses and garbage/refuse trucks. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, agricultural and construction equipment.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the current expectations of Power Solutions International, Inc. (the “Company”) about its prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the development of the market for alternative fuel power systems, technological and other risks relating to the Company’s development of its new 8.8 liter engine, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful), the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations, changes in environmental and regulatory policies, significant competition, global economic conditions (including their impact on demand growth) and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net (Loss) Income to Adjusted Net Income

(Dollar amounts in millions)

	Three months ended September 30, 2013	Three months ended September 30, 2012	Three months ended June 30, 2013
Net (loss) income	$(9,981)	$1,846	$(2,100)
Non-cash expense (income) from warrant revaluation	12,605	(199)	4,207
Facility relocation costs	—	182	—
Loss on debt extinguishment	—	—	162
Adjusted net income	$2,624	$1,829	$2,269

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three months ended September 30, 2013	Three months ended September 30, 2012	Three months ended June 30, 2013
Income (Loss) earnings per diluted common share	$(0.97)	$0.20	$(0.23)
Non-cash expense (income) from warrant revaluation	1.21	(0.02)	0.44
Facility relocation costs	—	0.02	—
Loss on debt extinguishment	—	—	0.02
Adjusted earnings per diluted common share	$0.24	$0.20	$0.23

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net income and adjusted earnings per diluted common share are derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted net income and adjusted diluted earnings per common share also exclude an adjustment to remove costs associated with the relocation of the Company’s production, warehousing and administrative offices into new facilities in the three months ended September 30, 2012 and a loss on debt extinguishment resulting from the

Company entering into a new five-year, $75 million credit facility in the three months ended June 30, 2013. The Company excludes these costs as they, similar to the warrants, are not indicative of the Company’s core operating results or future performance and are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net income, adjusted earnings per diluted common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.

Daniel P. Gorey

Chief Financial Officer

+1 (630) 451-2290

dan.gorey@psiengines.com

ICR, LLC

Gary T. Dvorchak, CFA

Senior Vice President

+1 (310) 954-1123

gary.dvorchak@icrinc.com

Power Solutions International, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	September 30, 2013	December 31, 2012
ASSETS
Current assets
Cash	$8,332	$543
Accounts receivable, net	39,217	37,480
Inventories, net	49,524	39,968
Prepaid expenses and other current assets	3,230	1,910
Deferred income taxes	2,176	2,176

Total current assets	102,479	82,077
Property, plant, & equipment, net	11,338	7,145
Other noncurrent assets	1,703	1,543

TOTAL ASSETS	$115,520	$90,765

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$23,977	$26,579
Income taxes payable	—	1,074
Accrued liabilities	7,084	5,011

Total current liabilities	31,061	32,664
Long-term obligations
Revolving line of credit	12,299	30,942
Deferred income taxes	136	136
Private placement warrants	20,120	3,666
Other noncurrent liabilities	583	623

TOTAL LIABILITIES	64,199	68,031

COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: -0- shares at September 30, 2013 and December 31, 2012.	—	—
Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 11,310,736 and 9,909,212 shares at September 30, 2013 and December 31, 2012, respectively. Outstanding: 10,479,811 and 9,078,287 shares at September 30, 2013 and December 31, 2012, respectively.	11	10
Additional paid-in-capital	54,456	10,862
Retained earnings	1,104	16,112
Treasury stock, at cost, 830,925 shares at September 30, 2013 and December 31, 2012.	(4,250)	(4,250)

TOTAL STOCKHOLDERS’ EQUITY	51,321	22,734

TOTAL LIABILITIES STOCKHOLDERS’ EQUITY	$115,520	$90,765

Power Solutions International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three months ended September 30, 2013	Three months ended September 30, 2012	Nine months ended September 30, 2013	Nine months ended September 30, 2012
Net sales	$64,628	$51,703	$176,342	$149,890
Cost of sales	52,256	43,293	143,617	124,419

Gross profit	12,372	8,410	32,725	25,471
Operating expenses:
Research & development and engineering	3,250	2,010	7,310	5,545
Selling and service	1,841	1,315	5,810	4,600
General and administrative	3,159	2,212	8,563	6,024

Total operating expense	8,250	5,537	21,683	16,169

Operating income	4,122	2,873	11,042	9,302
Other expense (income):
Interest expense	135	249	570	766
Loss on debt extinguishment	—	—	270	—
Private placement warrant expense (income)	12,605	(199)	21,658	(656)
Other (income) expense, net	(19)	—	(36)	94

Total other expense	12,721	50	22,462	204

(Loss) Income before income taxes	(8,599)	2,823	(11,420)	9,098
Income tax provision	1,382	977	3,588	3,141

Net (loss) income	$(9,981)	$1,846	$(15,008)	$5,957

Weighted-average common shares outstanding:
Basic	10,266,176	9,068,024	9,536,687	9,065,699
Diluted	10,266,176	9,068,024	9,536,687	9,065,699
(Loss) earnings per common share:
Basic	$(0.97)	$0.20	$(1.57)	$0.66
Diluted	$(0.97)	$0.20	$(1.57)	$0.66

Power Solutions International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30, 2013	Nine months ended September 30, 2012
Cash flows from operating activities
Net (loss) income	$(15,008)	$5,957
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,144	748
Deferred income taxes	—	(308)
Share-based compensation expense	931	267
(Decrease) increase in accounts receivable allowances	(4)	57
Increase (decrease) in valuation of private placement warrants	21,658	(656)
Loss on disposal of assets	14	95
Loss on debt extinguishment	270	—
(Increase) decrease in operating assets:
Accounts receivable	(1,733)	(2,285)
Inventories	(9,556)	(11,158)
Prepaid expenses and other assets	58	(91)
Increase (decrease) in operating liabilities:
Accounts payable	(3,698)	4,878
Accrued liabilities	2,073	(425)
Income taxes payable	(2,126)	165
Other noncurrent liabilities	(40)	113

Net cash used in operating activities	(6,017)	(2,643)

Cash flows from investing activities
Purchases of property, plant and equipment	(4,322)	(2,900)
Investment in joint venture	(500)	—

Net cash used in investing activities	(4,822)	(2,900)

Cash flows from financing activities
Decrease in cash overdraft	—	(3,780)
Proceeds from stock offering	36,750	—
Initial proceeds from borrowings under revolving line of credit	38,995	—
Net change in revolving line of credit	(57,638)	10,047
Payments on long-term debt and capital lease obligations	—	(21)
Proceeds from exercise of private placement warrants	3,865	178
Payment of withholding taxes for net settlement of share-based awards	(2,063)	—
Excess tax benefit from exercise of share-based awards	1,642	—
Cash paid for financing and transaction fees	(2,923)	(226)

Net cash provided by financing activities	18,628	6,198

Net change in cash	7,789	655
Cash at beginning of period	543	—

Cash at end of period	$8,332	$655

Supplemental disclosures of cash flow information
Cash paid for interest	$567	$666
Cash paid for income taxes	$4,074	$3,290